                                                             EXHIBIT 99

                     INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholder
First Interstate of Iowa, Inc.

  We have audited the consolidated income statement and changes in shareholders' equity and cash flows of First Interstate of Iowa, Inc. and subsidiaries for the year ended December 31, 1991 (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations, changes in shareholders' equity, and cash flows of First Interstate of Iowa, Inc. and subsidiaries for the year ended December 31, 1991 in conformity with generally accepted accounting principles.

                                 KPMG PEAT MARWICK

Des Moines, Iowa
January 31, 1992